Exhibit 99

 Source: Superior Energy Services Inc.

Superior Energy Services, Inc. Announces Third Quarter Outlook and Conference Call Information to Discuss the Outlook

HARVEY, La.--(BUSINESS WIRE)--Sept. 30, 2002--Superior Energy Services, Inc. (NYSE:SPN) announced today that disruptive weather in the Gulf of Mexico in September, highlighted by four tropical storms during the month, will have an adverse impact on the Company's third quarter results. The Company believes its third quarter earnings per share will be in the range of $0.02 to $0.04.

Terry Hall, President and CEO stated: "The presence of tropical systems in the Gulf of Mexico shut down a significant part of our operations in September, effectively negating much of the earnings from the prior months during the quarter. All of our services were impacted and our available liftboat days were cut by at least 50% in September. Several of these liftboats also contained bundled services projects, which resulted in additional downtime for well intervention services. Although the risk of weather is always present this time of year, the actual weather disruption in September was greater than in years past. The projects we were working on prior to weather disruptions will be completed in the fourth quarter."

"We have dramatically increased the operating leverage and earnings power of the Company over the last 18 months, which has greatly enhanced our ability to serve the production-related needs of our customers. We take great pride in our ability to grow our earnings power through each down cycle to create shareholder value in each up cycle. We believe we have successfully accomplished this again, and look forward to stronger performance as the industry fundamentals improve."

The Company will hold a conference call on Wednesday, October 2, 2002 at 11:30 a.m. Eastern time (10:30 a.m. Central time) to discuss the third quarter, including the impact of weather during the period. The call will be webcast over the internet at www.superiorenergy.com.

What:	Superior Energy Services' Conference Call

When:	Wednesday, October 2 at 11:30 a.m. Eastern Time
(10:30 a.m. Central Time)

Webcast:	www.superiorenergy.com

Dial-in:	800/763-5557

Superior Energy Services, Inc. provides a broad range of specialized oilfield services and equipment primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and natural gas properties offshore in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include the rental of liftboats, rental of specialized oilfield equipment, electric and mechanical wireline services, well plug and abandonment services, coiled tubing services and engineering services. Additional services provided include contract operating and supplemental labor, offshore construction and maintenance services, offshore and dockside environmental cleaning services, the manufacture and sale of drilling instrumentation and the manufacture and sale of oil spill containment equipment.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the Company's rapid growth; changes in competitive factors and other material factors that are described from time to time in the Company's filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Superior or any other person that the projected outcomes can or will be achieved.

Contact:

Superior Energy Services Inc., Harvey

Terence Hall, Robert Taylor, or Greg Rosenstein:

504/362-4321